Sub-Item 77I: Terms of New or Amended Securities

Effective October 16, 2013, the Goldman Sachs Money Market Fund and Goldman Sachs Global
 Markets Navigator Fund (the “Funds”) commenced offering Institutional Shares.

The terms of the Institutional Shares for each of the Funds are described in PEA No. 37, which is incorporated herein by reference.  Amendment No. 19 to the Trust’s Agreement and Declaration of
 Trust, dated September 19, 2013, which established Institutional Shares for each of the Funds, is incorporated herein by reference to Exhibit (a)(20) to Post-Effective Amendment No. 35 to the
 Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
September 24, 2013 (Accession No. 0001193125-13-376554) (“PEA No. 35”).